EXHIBIT 10.1
















                           SUBSCRIPTION AGREEMENT

                              by and between

                     BION ENVIRONMENTAL TECHNOLOGIES, INC.

                                    and

                          CENTERPOINT CORPORATION

                                dated as of

                             January 10, 2002





























                           SUBSCRIPTION AGREEMENT

     SUBSCRIPTION AGREEMENT, dated as of January 10, 2002 (this "Agreement"), by and between Centerpoint Corporation, a Delaware corporation (the "Subscriber") and Bion Environmental Technologies, Inc., a Colorado corporation (the "Issuer").

     WHEREAS, upon the terms and subject to the conditions set forth herein, the Issuer desires to issue to the Subscriber, and the Subscriber desires to subscribe for 19,000,000 shares (the "Shares") as subject to adjustment in
Section 2.4 below, of common stock of the Issuer, no par value per share (the "Issuer Common Stock");

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                  ARTICLE I
                        PURCHASE AND SALE OF SHARES

     Section 1.1 Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, at the closing contemplated by this Agreement (the "Closing"), being held simultaneously with the execution herewith, the Issuer is issuing to the Subscriber, and the Subscriber is subscribing for the Shares for a consideration of $14,250,000 to consist of:

          (a)  $8,500,000 in cash;

          (b) assignment of the $4.2 million principal and all accrued and unpaid interest as of the Closing Date, represented by that certain note dated June 13, 2001, by Trident Rowan Group Inc., a Maryland corporation ("TRG"), in favor of the Subscriber and its transferees and assigns (the "TRG Note");

          (c) assignment of 65% of Subscriber's right, title and net interest in and to certain claims of Subscriber against Banca di Intermediazione Mobiliare IMI S.p.A., an Italian corporation ("IMI"). In connection with such assignment, the parties agree that OAM S.p.A., an Italian corporation which is Subscriber's parent ("OAM"), shall administer any litigation related to, settlement of, or other resolution of such action and the assigned interest, to the best of its ability, on behalf of both Subscriber and Issuer and/or its assigns as the duly authorized agent of all parties;

          (d) assignment of 65% of the Subscriber's right to funds originally held in escrow by IMI pursuant to the Escrow Agreement by and among the Subscriber, IMI and Aprilia, S.p.A., an Italian corporation (the "Subscriber's portion of the Escrow"). In connection with such assignment, the parties agree that OAM shall administer any litigation related to, settlement of, or other resolution of such action and the assigned interest, to the best of its ability, on behalf of both Subscriber and Issuer and/or its assigns as the duly authorized agent of all parties; and

          (e) assignment by the Subscriber of all of its rights under that certain Loan Agreement dated June 13, 2001 between Subscriber and TRG (the "Loan Agreement), including, without limitation, assignment by the Subscriber of the pledge agreement dated June 13, 2001 executed by TRG as pledgor (the "TRG Pledge Agreement") in connection with the TRG Note, and Subscriber's

                                       2


rights related to TRG's agreement to cause OAM to enter into a pledge agreement pursuant to the Loan Agreement (all such consideration (a)-(e) above, the "Consideration") The agreed upon aggregate value of the Consideration set forth in (b)-(e) above shall be $5,750,000.

                                  ARTICLE II
                        CLOSING; PAYMENT; DELIVERIES

     Section 2.1 The Closing. The Closing shall take place on the date hereof, at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022.

     Section 2.2 Deliveries by the Subscriber. At the Closing, the Subscriber shall deliver to the Issuer:

          (a) the consideration contemplated by Section 1.1(a) hereof by wire transfer in immediately available funds to the account or accounts specified by the Issuer in Exhibit A;

          (b) the consideration contemplated by Section 1.1(b) hereof by delivery of the TRG Note accompanied by duly executed instruments of transfer in substantially the form attached hereto as Exhibit B;

          (c) the consideration contemplated by Section 1.1(c) hereof by delivery of that certain Assignment of Claim Agreement of even date herewith in substantially the form attached hereto as Exhibit C;

          (d) the consideration contemplated by Section 1.1(d) hereof by delivery of that certain Assignment of Escrow Agreement of even date herewith in substantially the form attached hereto as Exhibit D;

          (e) the consideration contemplated by Section 1.1(e) hereof by delivery of that certain Assignment of Loan Agreement of even date herewith in substantially the form attached hereto as Exhibit E;

          (f) the duly executed Registration Rights Agreement in the form of Exhibit F hereto (the "Registration Rights Agreement"); and

          (g) an officer's or director's certificate of Subscriber certifying as to (i) resolutions of the Board of Directors of the Subscriber authorizing the execution, delivery and performance of this Agreement and the transaction contemplated hereby (ii) a certificate of recent date as to the good standing of the Subscriber in the jurisdiction of its incorporation (iii) the Certificate of Incorporation and by-laws of the Subscriber as in effect on the date of such certificate.

     Section 2.3 Deliveries by the Issuer. At the Closing, the Issuer shall deliver to the Subscriber:

          (a) a stock certificate or stock certificates representing the Shares being purchased at the Closing, duly endorsed or accompanied by other duly executed instruments of transfer;






                                       3


          (b) an officer's or director's certificate of the Issuer certifying as to (i) resolutions of the Board of Directors of the Issuer authorizing the execution, delivery and performance of this Agreement and the transaction contemplated hereby (ii) a certificate of recent date as to the good standing of the Issuer in the jurisdiction of its incorporation (iii) the Certificate of Incorporation and by-laws of the Issuer as in effect on the date of such certificate; and

          (c) acceptance of resignation of any member of Subscriber's current Board of Directors who notifies Issuer in writing that he intends to resign as a Director of Subscriber upon the Closing of the transaction contemplated hereby.

     Section 2.4 Post-Closing Adjustment. If, prior to the expiration of the Adjustment Period (as defined below) the Issuer issues, sells or transfers any of its equity securities or securities convertible into or exchangeable for equity securities, at a price which reflects or implies a price per share of Issuer Common Stock less than $.75 per share, or amends, modifies, or waives any terms of any outstanding security to that such security implies or reflects such price, upon the closing of each such issuance, sale or transfer, the Issuer shall issue to the Subscriber a number of additional shares of Issuer Common Stock at no cost to the Subscriber computed in accordance with the following formula:

Y = .75(19,000,000)  -19,000,000
    ---------------
       A

Where  Y  =    The number of additional shares of Issuer Common Stock to be issued to the Subscriber upon the closing of the transaction in question or the conversion or exchange of such shares.

       A  =    The price per share of Issuer Common Stock reflected or
               implied by such transaction.

               Provided, however, that notwithstanding anything to the contrary herein no adjustment shall be made for the issuance by the Issuer of any equity securities pursuant to the provisions of any of the Issuer's currently issued and outstanding "J" Warrants.

The "Adjustment Period" shall be a period from the date after the date hereof until such time as the cumulative equity investment in the Issuer by third parties unaffiliated with the Subscriber during such period shall equal $5 million.

     Section 2.5 CONDITIONS TO CLOSING. The respective obligations of each party to Close the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions on or before the Closing
Date:

          (a) Subscriber shall have received a Release relating to its obligations to proceed to propose a liquidation to its stockholders pursuant to the April 14, 2000 letter agreement by and among the Subscriber, TRG and OAM, substantially in the form of Exhibit G hereto, or otherwise satisfactory to Subscriber and Issuer; and

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          (b)  The Board of Directors of Subscriber shall have adopted resolutions approving the proposed acquisition of shares of Subscriber by Issuer pursuant to the Stock Purchase Agreement dated as of January 10, 2002 by and between the Issuer and OAM; and

          (c) The Board of Directors of Issuer shall have adopted resolutions causing the proposed acquisition of the Shares to not be a "change of control" under the Issuer's stock option plans.

     Section 2.6 ISSUER POST-CLOSING COVENANTS. After the Closing, the Issuer covenants and agrees that it shall:

          (a) use its best efforts to cause the Shares to be distributed to the Subscriber's stockholders in a tax efficient manner (both with respect to the Subscriber and the Subscriber's stockholders), and in compliance with all applicable law, including without limitation the Securities Act of 1933 and the Delaware General Corporation Law, as soon as is reasonably possible after the Closing;

          (b) Use its best efforts to hold an Annual Meeting of its shareholders during 2002 in accordance with the requirements of its bylaws, the Colorado Business Corporation Act and applicable proxy rules and regulations adopted by the Securities and Exchange Commission;

          (c) Obtain liability insurance coverage for the current officers and directors of Subscriber under the Issuer's Directors and Officers liability insurance policy covering such officers for acts, omissions and events occurring beginning two years prior to the Closing Date and ending the day following the Closing Date, or otherwise purchase a tail policy with respect to Trident Rowan Group, Inc.'s policy covering such officers and directors for such period;

          (d) Not amend and cause Centerpoint not to amend, or take any action reasonably expected to cause the amendment of, the officer and director indemnification provisions contained in the Subscriber's charter and by-laws in effect on the date hereof, for a period of two years from the date hereof, and cause Issuer to indemnify the Issuer's officer's and directors in accordance with such provisions.

          (e) Until the date on which the Shares are distributed to the Centerpoint shareholders, indemnify the Centerpoint directors for their past acts through the date of Closing to the extent that the Issuer is permitted to indemnify its own directors for their actions pursuant to Issuer's Articles of Incorporation and Bylaws; provided, however, that such indemnification shall only be provided to the Centerpoint directors to the extent that insurance coverage for such past acts is denied under all available insurance policies at the time each claim is made or to the extent that such policies and such insurance companies do not fully indemnify such officers and directors against the full cost of all claims and expenses arising out of such past acts.

                                 ARTICLE III
                       REPRESENTATIONS AND WARRANTIES
                              OF THE SUBSCRIBER

     The Subscriber represents and warrants to the Issuer as follows:

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     Section 3.1 Organization.

          (a) The Subscriber is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all requisite corporate power and authority to carry on its business as it is now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed is not reasonably likely to (x) have a Material Adverse Effect on the Subscriber; or (y) impair the ability of the Subscriber to perform its obligations hereunder.

          (b) As used in this Agreement, the term "Material Adverse Effect" shall mean a material adverse effect on the business, assets, results of operations or financial condition of the Subscriber or the Issuer as the case may be; provided, however, that a Material Adverse Effect shall not include
(a) any change or effect relating or due to general economic or industry-wide conditions and (b) any change or effect resulting from the announcement by the Subscriber of its intention to purchase or the Issuer of its intention to sell, the Shares, the consideration therefor, the execution of this Agreement or the consummation of the transactions contemplated hereby.

     Section 3.2 Authorization; Validity of Agreement.

          (a) The Subscriber has the requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and the other documents to which the Subscriber is a party being delivered in connection with this Agreement (the "Subscriber Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Subscriber of the Subscriber Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Subscriber and no other corporate proceedings on the part of the Subscriber are necessary to authorize the execution and delivery of the Subscriber Documents by the Subscriber and the consummation of the transactions contemplated hereby and thereby. The Subscriber Documents have been duly executed and delivered by the Subscriber and, assuming due authorization, execution and delivery of this Agreement (and the Subscriber Documents, if applicable) by the Issuer are the valid and binding obligations of the Subscriber, enforceable against the Subscriber in accordance with their respective terms, except to the extent such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and
(ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     Section 3.3 No Violations; Consents and Approvals.

          (a)  Neither the execution and delivery of the Subscriber
Documents by the Subscriber nor the consummation by the Subscriber of the transactions contemplated hereby and thereby will (i) violate any provision of the certificate of incorporation or bylaws of the Subscriber, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or

                                       6


provisions of any loan or credit agreement, note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Subscriber is a party or by which any of its assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Subscriber or any of its properties or assets; except in the case of clauses (ii) and
(iii) for violations, breaches or defaults which would not reasonably be likely to (x) have a Material Adverse Effect on the Subscriber; or (y) impair the ability of the Subscriber to perform its obligations hereunder.

          (b) No filing or registration with, notification to, or authorization, consent or approval of, any foreign, federal, state, local, municipal, county or other governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or similar entity (including any branch, department or official thereof) (a "Governmental Entity") is required in connection with the execution and delivery of this Agreement by the Subscriber or the consummation by the Subscriber of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made which would not reasonably be likely to (x) have a Material Adverse Effect on the Subscriber; or (y) impair the ability of the Subscriber to perform its obligations hereunder.

     Section 3.4 Ownership and Possession of the Consideration; Good Title Conveyed.

          (a) The endorsements, assignments and other instruments being executed and delivered by the Subscriber to the Issuer at the Closing will be valid and binding obligations of the Subscriber, enforceable in accordance with their respective terms, and will effectively vest in the Issuer good, valid and marketable title to all the consideration to be transferred to the Issuer pursuant to and as contemplated by this Agreement free and clear of all Encumbrances, except restrictions on transfer imposed by the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws.

          (b) As used in this Agreement, the term "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, hypothecations, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

     Section 3.5 Brokers. Except for Investec Ernst & Co. ("Investec"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or based upon arrangements made by or on behalf of the Subscriber. The Subscriber is solely responsible for the fees and expenses of Investec.

     Section 3.6 Investment Related Representations. To the knowledge and belief of the Subscriber (a) the Subscriber has received and is familiar with the Issuer SEC Reports (as hereinafter defined); (b) respecting the Issuer, the Subscriber is familiar with the Issuer's business, plans and financial condition, the Subscriber has received all materials which have been requested by the Subscriber; has had a reasonable opportunity to ask questions of the Issuer and its representatives; (c) the Issuer has answered all inquiries that the Subscriber or the Subscriber's representatives have put to it; and

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(d) the Subscriber has had access to all additional information necessary to verify the accuracy of the information set forth in the Issuer SEC Reports and any other materials furnished herewith, and has taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

          (e) The Subscriber or the Subscriber's purchaser representative has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of the Subscriber in connection with this transaction.

          (f) The Subscriber understands the various risks of an investment in the Issuer as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

          (g) The Subscriber has been advised by the Issuer that the Shares are restricted and have not yet been registered under the Act, that the Shares will be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act"), or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Issuer's reliance thereon is based in part upon the representations made by the Subscriber in this Agreement. The Subscriber acknowledges that the Subscriber has been informed by the Issuer of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of the Shares. In particular, the Subscriber agrees that no sale, assignment or transfer of the Shares shall be valid or effective, and the Issuer shall not be required to give any effect to such a sale, assignment or transfer, unless
(i) the Shares, or the sale, assignment or transfer of the Shares, is registered under the Act, it being understood that the Shares are not yet registered for re-sale although the Issuer has agreed to so register the Shares as provided in this Agreement, or (ii) the Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the Shares, or (iii) such sale, assignment or transfer of the Shares is otherwise exempt from registration under the Act. The Subscriber further understands that absent registration under the Act an opinion of counsel and other documents may be required to transfer the Shares. The Subscriber acknowledges that the Shares shall be subject to a stop transfer order and the certificates evidencing any Shares shall bear the following or a substantially similar legend or such other legend as may appear on the forms of the Shares and such other legends as may be required by state blue sky laws for so long as the shares remain unregistered under the Act:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (2) the Issuer receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Issuer, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

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          (h)  The Subscriber will acquire the Shares for the Subscriber's own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein except in accordance with applicable law, and has no present intention of distributing or selling to others any of such interest or granting any participation therein in violation of any state or federal securities laws.

          (i) No oral or written representations have been made to the Subscriber or the Subscriber's advisors other than as set forth in this Agreement and any document or certificate delivered pursuant to this Agreement or as stated in the Issuer SEC Reports.

          (j) The Subscriber is not offering to purchase the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of an offer to purchase by a person with which the Subscriber had a pre-existing relationship in connection with investments in debt and equity securities generally.

          (k) Without limiting any of the Subscriber's other representations and warranties hereunder, the Subscriber acknowledges that the Subscriber has reviewed and is aware of the risk factors described in the SEC Reports.

     Section 3.7 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Subscriber nor any other Person (as defined herein) makes any other express or implied representation or warranty on behalf of the Subscriber or any of its affiliates in connection with the transactions contemplated hereby.

                                  ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES
                               OF THE ISSUER

     The Issuer represents and warrants to the Subscriber as follows:

     Section 4.1 Organization. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed is not reasonably likely to (x) have a Material Adverse Effect on the Issuer; or (y) impair the ability of the Issuer to perform its obligations hereunder.

     Section 4.2 Capitalization and Indebtedness. The authorized capital stock of the Issuer consists of 100,000,000 shares of Issuer Common Stock of which 13,481,930 are issued and outstanding as of the date hereof without giving effect to the issuance of shares contemplated hereby or the automatic conversion of any of Issuer's convertible debt securities as a result of the transaction contemplated hereby. In accordance with the terms of the convertible securities of the Issuer set forth on Schedule 4.2 hereof, the

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convertible securities will by their terms be converted into not more than
19,050,000 shares of Issuer Common Stock upon the consummation of the transactions contemplated by this Agreement (the "Conversion of Indebtedness") if conversion occurs on or before January 15, 2002. Each outstanding share of Issuer Common Stock is duly authorized, validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. Except as set forth on Schedule 4.2, there is no commitment, plan or arrangement to issue, and no outstanding option, preemptive right, warrant or other right, instrument or security calling for the issuance of any share of capital stock of the Issuer or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Issuer. As of the date hereof the Issuer is not in default with respect to any Indebtedness and the consummation of the transactions contemplated by this Agreement and the OAM Stock Purchase
Agreement will not result in any such default.   Immediately following the
consummation of the transactions contemplated by this Agreement and the Conversion of Indebtedness if conversion occurs on or before January 15, 2002, the total outstanding indebtedness of the Issuer shall not be greater than $950,000, and indebtedness other than subordinated indebtedness shall not be greater than $950,000.

     Section 4.3 Authorization; Validity of Agreement. The Issuer has the requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby and by the other documents and agreements attached hereto as exhibits (this Agreement, the Registration Rights Agreement and such other agreements, the "Transaction Documents"). The execution and delivery by the Issuer of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Issuer, and no other corporate proceedings on the part of the Issuer are necessary to authorize the execution and delivery of the Transaction Documents by the Issuer and the consummation of the transactions contemplated hereby and thereby. The Transaction Documents have been duly executed and delivered by the Issuer and, assuming due authorization, execution and delivery of this Agreement and the Transaction Documents to which it is a party by the Subscriber, are valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except to the extent such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     Section 4.4 No Violations; Consents and Approvals.

          (a) The execution and delivery of the Transaction Documents and the OAM Stock Purchase Agreement by the Issuer and the consummation by the Issuer of the transactions contemplated hereby and thereby will not (i) violate any provision of the certificate of incorporation or bylaws of the Issuer, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or price adjustment except with respect to the Issuer's currently issued and outstanding Class "J" and Class "SV" warrants) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, warrant, option, license, lease, contract, agreement or other instrument or obligation to which the Issuer or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Issuer, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (ii) and
(iii) for violations, breaches or defaults which, in the aggregate, would not reasonably be likely to (x) have a Material Adverse Effect on the Issuer; or
(y) impair the ability of the Issuer to perform its obligations hereunder.

          (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of the Transaction Documents by the Issuer or the consummation by the Issuer of the transactions contemplated hereby and thereby, except such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be likely to (x) have a Material Adverse Effect on the Issuer; or (y) impair the ability of the Issuer to perform its obligations hereunder.

     Section 4.5 Issuance of Shares at the Closing. The issuance of the Shares being issued at the Closing has been duly authorized by all necessary corporate action on the part of the Issuer, and when issued the Shares will be validly issued, fully paid and nonassessable, and will be free and clear of all Encumbrances, except restrictions on transfer imposed by the Securities Act and state securities laws, and the issuance of such Shares is not subject to preemptive or subscription rights.

     Section 4.6 Issuer SEC Reports and Financial Statements.

          (a) The Issuer has filed all forms, reports and documents required to be filed by it with the SEC since December 1, 1998 (collectively, the "Issuer SEC Reports"). The Issuer SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, and the rules and regulations promulgated thereunder, as the case may be, and
(ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.


          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Issuer SEC Reports (the "Issuer Financial Statements") (i) was prepared from the books of account and other financial records of the Issuer and its Subsidiaries, (ii) was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) presented fairly the consolidated financial position of the Issuer and its consolidated Subsidiaries as at the respective dates thereof and the results of their operations and their cash flows for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to the omission of footnotes and normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect on the Issuer).

          (c) The Issuer has heretofore furnished to the Subscriber complete and correct copies of (i) all agreements, documents and other instruments not yet filed by the Issuer with the SEC but that are currently in effect and that the Issuer expects to file with the SEC after the date of this Agreement and (ii) all amendments and modifications that have not been filed by the Issuer with the SEC to all agreements, documents and other instruments that previously had been filed by the Issuer with the SEC and are currently in effect.

          (d)  No Undisclosed Liabilities.  Except as disclosed in the
Issuer SEC Reports filed prior to the date hereof, since December 31, 2000, Issuer has not incurred any liabilities that are of a nature that would be required to be disclosed on its balance sheet or the footnotes thereto prepared in conformity with GAAP, other than approximately $350,000 which has been advanced by affiliates of the Issuer since the date of its most recent Quarterly Report on Form 10-QSB and other liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Issuer.

     Section 4.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Issuer.

     Section 4.8 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV and the documents and certificates delivered pursuant to this Agreement, neither the Issuer nor any other Person makes any other express or implied representation or warranty on behalf of the Issuer or any of its affiliates.

                                  ARTICLE V
                                  COVENANTS

     Section 5.1 Registration Rights. The parties acknowledge that the Subscriber is subscribing for the Shares in reliance on covenants made by the Issuer in the Registration Rights Agreement.

     Section 5.2 Appointment of Director. The Issuer hereby covenants and agrees from the date hereof until June 30, 2003, it shall exert its best efforts (including, without limitation, the solicitation of proxies), to cause the election of the designee of the Subscriber to the Issuer's Board of Directors. Any vote taken to fill any vacancy created by the resignation, death or removal of such designee or the expiration of the term of such designee, shall also be subject to the provisions of this Section 5.2.

Additionally, at the written request of the Subscriber, Issuer shall exert its best efforts (including the solicitation of proxies) to cause the removal of such designee at the next stockholders meeting for which the Issuer's proxy statement is filed after the Issuer's receipt of such notice.

     Section 5.3 Use of Proceeds. The Issuer shall use the proceeds of the transactions contemplated by this Agreement only for the following purposes:
(i) to acquire shares of Common Stock of the Subscriber pursuant to the OAM Stock Purchase Agreement (ii) to pay the day to day operating expenses and accounts payable accrued in the ordinary course of business of the Issuer,

(iii) to pay up to $950,000 of Indebtedness of the Issuer and (iv) for working capital and the payment of costs related to the consummation of this transaction and the transactions related to this Agreement.

                                  ARTICLE VI
                                 MISCELLANEOUS

     Section 6.1 Public Announcements. The Issuer and the Subscriber shall, and shall cause their affiliates to, consult promptly with each other prior to issuing any press release, making any required filing or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby, provide to the other party within a reasonable timeframe for review a copy of any such press release or statement, and shall not issue any such press release, public filing or make any such public statement prior to such consultation and a reasonable opportunity for review and comment, the duration of which is specified at the time of review and shall make reasonable efforts to accommodate the reasonable comments of the other party, unless otherwise required by applicable law or any listing agreement with a securities exchange.

     Section 6.2 Fees and Expenses. All costs and expenses incurred by a party in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

     Section 6.3 Non-Survival of Representations and Warranties. Other than the representations and warranties set forth in Sections 3.4, 4.4 and 4.5 which shall survive in perpetuity, the representations and warranties made in this Agreement shall survive only until the second anniversary of the date hereof.

     Section 6.4 Amendment; Waiver. This Agreement may be amended, modified or supplemented by the parties hereto, at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 6.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)  If to the Subscriber, to:

                 Centerpoint Corporation
                 c/o FDG Associates
                 299 Park Avenue, 16th Floor
                 New York, New York 10171
                 Facsimile No.:  (212) 940-6003 or
                 (212) 644-5757
                 Attn: Mark Hauser
                 with a copy to:
                 Michael F. Beckert
                 400 East 55th Street, #3F
                 New York, New York 10022
                 Telephone:  (212) 421-7127
                 Facsimile:  (212) 421-0750

            (b)  if to the Issuer, to:

                 Bion Environmental Technologies, Inc.
                 18 East 50th Street, 10th Floor
                 New York, New York  10022
                 Telephone:  (212) 758-6622
                 Facsimile:  (212) 588-0256
                 Attention:  David Mitchell

                 with a copy to:
                 Krys Boyle Freedman & Sawyer
                 600 17th St., Suite 2700S
                 Denver, CO  80202
                 Telephone:  (303) 893-2300
                 Facsimile:  (303) 893-2882
                 Attention:  Stanley F. Freedman

     Section 6.6 Certain Definitions.  As used in this Agreement:

          (a) The term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person.

          (b) The term "Person" or "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act of 1934, as amended).

          (c) The term "Subsidiary" or "Subsidiaries", with respect to any person, means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     Section 6.7 Interpretation. When a reference is made in this Agreement to a section, article, paragraph, clause, annex or exhibit, such reference shall be to a reference to this Agreement unless otherwise clearly indicated to the contrary. The descriptive article and section headings herein are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting either gender shall include both genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

     Section 6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

     Section 6.9 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings (written and oral), between the parties with respect to the subject matter hereof.

     Section 6.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 6.11 Specific Performance. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached; accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 6.12 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     Section 6.13 Submission to Jurisdiction. Each of the Issuer and the Subscriber hereby irrevocably submits in any action, suit or proceeding arising out of this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of any court of the State of New York located in the City of New York. The parties hereto waive any and all objections to the laying of venue of any such litigation in such jurisdiction and agree not to plead or claim in any such litigation that such litigation has been brought in an inconvenient forum.

     Section 6.14 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.14.

     Section 6.15 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns and are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 6.16 Legal Representation of Investec. The parties hereto acknowledge that Kramer Levin Naftalis & Frankel LLP ("Kramer Levin") was retained by Investec to represent Investec in connection with the transactions contemplated hereby and that, notwithstanding the fact that from time to time Kramer Levin has represented various affiliates of the Subscriber in connection with specific transactions, the parties understand Kramer Levin's preparation of this Agreement and the documents contemplated hereby was solely at the request of and in its role as counsel to Investec. Neither party hereto is relying on Kramer Levin for representation or advice in connection with this Agreement or with the transactions contemplated hereby and without a written agreement to the contrary, Kramer Levin shall owe no duties to any party hereto.




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                                       16


     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                  CENTERPOINT CORPORATION


                                  By:
                                  Name:
                                  Title:


                                  BION ENVIRONMENTAL TECHNOLOGIES, INC.


                                  By:
                                  Name:
                                  Title:




                                       17